UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

5 Penn Plaza (4th Floor)

New York, New York 10001

SUPPLEMENT #2 TO PROXY STATEMENT

For

THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 11, 2015

On April 27, 2015, Town Sports International Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement for the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on June 11, 2015 at 10:00 a.m. at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019 (as supplemented by the Proxy Statement Supplement dated April 29, 2015, the “Proxy Statement”). The Proxy Statement contains, among other things, proposals to elect directors to the Company’s Board of Directors (the “Board”). This Proxy Statement Supplement #2, dated May 5, 2015, supplements the Proxy Statement (the “Supplement”).

The primary purpose of this Supplement is to provide subsequent information relating to a recent change relating to the Company’s Board composition and the proposed nominees to the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

Withdrawal of Nominee for Election as Director

On May 1, 2015, Bruce C. Bruckmann, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed the Company that he was resigning from the Board effective May 1, 2015. In connection with his resignation from the Board, Mr. Bruckmann has withdrawn as a candidate for re-election as a director at the Annual Meeting. Consistent with the terms of the Nomination and Standstill Agreement described in the Proxy Statement, the Board has decreased the size of the Board from eight to seven members, and therefore, no other nominee for election at the Annual Meeting will be named in Mr. Bruckmann’s place.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders (via internet or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Proxies received in respect of the re-election of Mr. Bruckmann at the Annual Meeting will not be voted with respect to his election at the Annual Meeting, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding Mr. Bruckmann’s name as a nominee for election as director. Important information regarding how to vote your shares is available in the Proxy Statement.

Sincerely,

Daniel Gallagher

Chief Executive Officer and President

Date: May 5, 2015